SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549



                               FORM 8-K/A



                       CURRENT REPORT PURSUANT
                    TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



   Date of report (Date of earliest event reported):  July 6, 1999


              American Absorbents Natural Products, Inc.
        (Exact name of registrant as specified in its charter)

                                 Utah
            (State or other jurisdiction of incorporation)


       0-23356                                87-0421089
(Commission file number)              (IRS employer identification)


                   3800 Hudson Bend Road, Suite 300
                         Austin, Texas  78734
               (Address of principal executive offices)


                            (512) 266-2481
                   (Registrant's telephone number)


                                 N/A
    (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On July 6, 1999, American Absorbents Natural Products, Inc. (AANP) acquired 2,800,000 shares of its common stock from its principal shareholder, Austin-Young, Inc. The stock was purchased for $924,000, a price of thirty-three cents ($.33) per share. Prior to the purchase,the company had 7,420,252 shares of common stock outstanding. The company was also granted the proxy to vote the 2,800,000 shares of common stock at the annual shareholders meeting.

The terms of the purchase included an initial payment of $92,400 for 280,00 shares of common stock. The balance of the purchase price is evidenced by a non-interest bearing note of $831,600 payable over a seven-year period. The note is payable in equal annual installments of $118,800 beginning July 15, 2000. Subsequent payments are dueon July 15 of each year. The company is entitled to a twenty percent (20%) reduction (discount) on the remaining unpaid balance if the note is paid in full by July 15, 2001. The note is collateralized by 2,520,000 shares of common stock of AANP. The collateral and security interest on the 2,520,000 shares of common stock will be released pro rata as payments are made. Upon each note payment, 360,000 shares will be released from the collateral and security interest until all such stock is released, as summarized below:

       Payment Date                  Amount           Shares Released

Payments subject to a collateral & security interst:

First     (7/15/2000)              $  118,800            360,000
Second    (7/15/2001)                 118,800            360,000
Third     (7/15/2002)                 118,800            360,000
Fourth    (7/15/2003)                 118,800            360,000
Fifth     (7/15/2004)                 118,800            360,000
Sixth     (7/15/2005)                 118,800            360,000
Seventh   (7/15/2005)                 118,800            360,000
                                   $  831,600          2,520,000

The transaction with Austin-Young, Inc. also included the conversion of a $130,400 demand note to an installment note--this note relates to money that Austin-Young, Inc. had advanced to AANP for working capital. The new installment note is in the amount of $133,321 (original balance plus accrued interest to September 1, 1999) and provides for interest at 8.25% per annum, and twenty-four (24) monthly payments of $6,324.65, beginning September 1,1999, and continuing monthly thereafter until paid in full.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

No financial statements or exhibits are required to be filed with this Form 8-K.




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             American Absorbents Natural Products, Inc.
                                          (Registrant)


Date:  July 19, 1999         By:
                                 Robert L. Bitterli, President and
                                      Chief Executive Officer